UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2022

Apria, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40053	82-4937641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7353 Company Drive

Indianapolis, Indiana 46237

(Address of Principal Executive Offices) (Zip Code)

(800) 990-9799

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	APR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K is being filed in connection with the closing (the “Closing”) on March 29, 2022 (the “Closing Date”), of the acquisition of Apria, Inc., a Delaware corporation (“Apria”), by Owens & Minor, Inc., a Virginia corporation (“Owens & Minor”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 7, 2022, by and among Owens & Minor, Apria and StoneOak Merger Sub Inc., a Delaware corporation and indirect wholly owned subsidiary of Owens & Minor (“Merger Sub”), pursuant to which Merger Sub merged with and into Apria, with Apria continuing as the surviving corporation and an indirect wholly owned subsidiary of Owens & Minor (the “Merger”).

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Credit Agreement

At the Closing, Apria repaid in full (except for existing contingent reimbursement obligations under certain existing letters of credit which were rolled into Owens & Minor’s existing revolving credit facility) all indebtedness and other amounts outstanding under that certain Credit Agreement, dated as of June 21, 2019 (and as thereafter amended or supplemented, the “Credit Agreement”), by and among Apria Holdco LLC, a Delaware limited liability company, Apria Healthcare Group LLC, a Delaware limited liability company, as the borrower, the guarantors party thereto from time to time, the lenders and letter of credit issuers party thereto from time to time and Citizens Bank, N.A., as Administrative Agent and Collateral Agent, and terminated the Credit Agreement. In connection with the termination of the Credit Agreement, all other related loan documents terminated and all liens and encumbrances granted by Apria and its subsidiaries in favor of Citizens Bank, N.A., as Administrative Agent and Collateral Agent, as applicable, were terminated and released.

Other Agreements

Also at the Closing, as a result of the Merger, that certain Stockholders Agreement, dated as of February 16, 2021, by and among Apria and the other parties thereto, and that certain Registration Rights Agreement, dated as of February 16, 2021, by and among the Apria and the other parties thereto, terminated in accordance with their terms.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

At the effective time of the Merger (the “Effective Time”), each share of Apria’s common stock, par value $0.01 per share (“Apria Common Stock”) (other than shares held by Apria (including shares held in treasury), Parent or any of their direct or wholly owned subsidiaries and shares owned by stockholders who have properly made and not waived, withdrawn or lost a demand for appraisal rights) was converted into the right to receive $37.50 in cash (the “Merger Consideration”). Pursuant to the Merger Agreement, immediately prior to the Effective Time, (i) each outstanding Apria restricted stock unit, whether vested or unvested, was cancelled in exchange for a cash payment, without interest and subject to withholding, equal to the Merger Consideration, (ii) each outstanding Apria performance stock unit, whether vested or unvested, was cancelled in exchange for a cash payment, without interest and subject to withholding, equal to the Merger Consideration, based on attainment of applicable performance metrics at the greater of target or actual level of performance as of the Closing Date, as determined in good faith by the board of directors of Apria (the “Board of Directors”) in reasonable consultation with Parent, (iii) (a) each outstanding vested Apria long-term incentive plan award was cancelled in exchange for a cash payment, without interest and subject to withholding, equal to the number of shares represented by such Apria long-term incentive plan award deemed earned in accordance with the terms of the applicable governing documents (after giving effect to the incremental vesting resulting from the Closing) as determined by the Board of Directors after reasonable consultation with Parent multiplied by the Merger Consideration, and (b) each outstanding unvested Apria long-term incentive plan award was cancelled for no consideration and (iv) each outstanding Apria stock appreciation right, whether vested or unvested, was cancelled in exchange for a cash payment, without interest and subject to withholding, equal to the total value of the payout that would have been earned in accordance with the terms of the applicable governing documents (including any previously unpaid dividends or dividend equivalents thereon, in accordance with such governing documents).

The foregoing summary description of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Apria with the Securities and Exchange Commission (the “SEC”) on January 10, 2022 and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on March 29, 2022, Apria notified The Nasdaq Stock Market LLC (“NASDAQ”) that the transaction had closed and requested that NASDAQ (i) suspend trading of Apria Common Stock on NASDAQ, (ii) withdraw Apria Common Stock from listing on NASDAQ and (iii) file with the SEC a notification on Form 25 to delist Apria Common Stock from NASDAQ and deregister Apria Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Apria Common Stock will no longer be listed on NASDAQ.

Additionally, Apria intends to file with the SEC a certification and notice on Form 15 under the Exchange Act requesting the deregistration of the Apria Common Stock under Section 12(g) of the Exchange Act and the suspension of Apria’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time, stockholders of Apria immediately prior to the completion of the Merger ceased to have any rights as stockholders of Apria other than the right to receive the Merger Consideration in accordance with the Merger Agreement. The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers. Compensatory Arrangements of Certain Officers.

As of the Effective Time, Apria’s directors ceased serving as directors of Apria, and Michael-Bryant Hicks ceased serving as Executive Vice President, General Counsel and Secretary of Apria. As of the Effective Time, Andrew G. Long, Nicholas J. Pace and Daniel J. Starck were elected as the directors of Apria as the surviving entity in the Merger.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation of Apria, as in effect immediately prior to the Effective Time, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.03.

At the Effective Time, the bylaws of Apria, as in effect immediately prior to the Effective Time, were amended and restated to be in the form of the bylaws attached as Exhibit 3.2 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of January 7, 2022, by and among Owens & Minor, Inc., StoneOak Merger Sub Inc. and Apria, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the SEC on January 10, 2022, File No. 001-40053)

3.1	Second Amended and Restated Certificate of Incorporation of Apria, Inc.

3.2	Amended and Restated Bylaws of Apria, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APRIA, INC.

/s/ Daniel J. Starck
Name:	Daniel J. Starck
Title:	Chief Executive Officer

Date: March 29, 2022